EXHIBIT 5.1

Tel Aviv, August 15, 2012 Our ref: 13803/2002

BioCancell Ltd.
Beck Science Center
8 Hartom St., Har Hotzvim
Jerusalem 97775, Israel

   Re:  Registration on Form S-8

Ladies and Gentlemen:

   We have acted as Israeli counsel to BioCancell Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with its filing of a registration statement on Form S-8 on or about August 15, 2012 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of 3,240,564 of the Company's ordinary shares, NIS 0.01 par value per share (the “Plan Shares”), to be issued under the 2011 BioCancell Compensation Plan (the “2011 Plan”).

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Articles of Association, (ii) the 2011 Plan and (iii) resolutions of the Company's Board of Directors.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles.  As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.  We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the 3,240,564 shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the 2011 Plan, pursuant to agreements with respect to the 2011 Plan and, as the case may be, pursuant to the terms of the options that may be granted under the 2011 Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, /s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.